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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 (the "Registration Statement") and related Prospectus (the "Prospectus") of Spieker Properties, Inc. (the "Company") for the registration of shares of the Company's common stock.



     We also hereby consent to the incorporation by reference in this Registration Statement and Prospectus of our report, dated January 25, 1996, relating to the consolidated financial statements and schedule of the Company, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1995 of the Company, incorporated by reference in the Registration Statement and Prospectus.



     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our report, dated January 25, 1996, relating to the consolidated financial statements of the Company, which report is included in the Amendment No. 1 to the Annual Report on Form 10-K/A, dated June 20, 1996, of the Company, incorporated by reference in the Registration Statement and Prospectus.



     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our report, dated June 14, 1996, on the combined statement of revenues and certain expenses of the Six Acquired Properties and Two Investments Mortgages, which report is included in the Current Report on Form 8-K, dated June 18, 1996 of the Company, incorporated by reference in the Registration Statement and Prospectus.



     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our report, dated July 11, 1996, on the combined statement of revenues and certain expenses of The City Portfolio, which report is included in the Current Report on Form 8-K, dated July 15, 1996 of the Company, incorporated by reference in the Registration Statement and Prospectus.



     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our report, dated October 29, 1996, on the combined statement of revenues and certain expenses of the Three Property Acquisitions, which report is included in the Current Report on Form 8-K, dated December 4, 1996 of the Company, incorporated by reference in the Registration Statement and Prospectus.



     We also hereby consent to the inclusion of our report, dated December 20, 1996, on the combined statement of revenues and certain expenses of the Three Property Transactions in the Registration Statement and Prospectus.



                                          ARTHUR ANDERSEN LLP


San Francisco, California


January 20, 1997